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                             REPORT OF INDEPENDENT AUDITORS

                        TO THE MEMBERS OF RIGGS AP BANK LIMITED

We have audited the consolidated statements of income, retained earnings and cash flows of Riggs AP Bank Limited and subsidiaries (the "Bank") for the year ended December 31, 1992 (not separately included herein). These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, consolidated results of the Bank's operations and its cash flows for the year ended December 31, 1992 in conformity with United States generally accepted accounting principles.

The Bank is a wholly owned subsidiary of Riggs National Corporation (the "Corporation") and, as discussed in Note 19 to the Bank's financial statements, is substantially dependent on funding from its parent group of companies. The financial statement impact on the Bank, if any, of regulatory actions that may result from the failure of the Corporation, including its subsidiaries, to comply with the capital plans or with the minimum regulatory capital requirements described in Note 19, cannot presently be determined. Accordingly, no adjustments that may result from the ultimate resolution of this uncertainty have been made in the Bank's financial statements.



                                                        /s/ ERNST & YOUNG
                                                        Ernst & Young
                                                        Chartered Accountants

London, March 2, 1993
except for Note 19-Subsequent Events:
Regulatory and Other Developments
Relating to Riggs National Corporation
as to which the date is September 14, 1993




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